CONSENT OF INDEPENDENT ACCOUNTANT
                        ---------------------------------

I consent to the inclusion in this Form 8-K/A of my report dated February 26, 1998 on my audit of the financial statements of Kwik International Color, Ltd as of December 31, 1997, and for each of the three years in the period ended, which report is included in this Form 8-K/A.


                                                     /s/ Russell A. Glick, CPA
                                                     ---------------------------
                                                     Russell A. Glick, CPA

New York, New York
June 1, 1998